Exhibit 99.1
NEWS RELEASE

FOR RELEASE: IMMEDIATE

GATX CORPORATION REPORTS 2019 FIRST-QUARTER RESULTS

•	Net income for the first quarter 2019 was $41.5 million or $1.12 per diluted share

•	Company reiterates 2019 full year earnings guidance

•	Rail North America fleet utilization remains at 99.4%

CHICAGO, April 24, 2019 - GATX Corporation (NYSE:GATX) today reported 2019 first quarter net income of $41.5 million or $1.12 per diluted share, compared to net income of $76.3 million or $1.98 per diluted share in the first quarter of 2018.
Brian A. Kenney, president and chief executive officer of GATX, stated, “Conditions in the North American railcar leasing market are consistent with our expectations coming into the year. GATX’s fleet utilization remains extremely high at 99.4% and our renewal success rate in the quarter was 83.6%. The renewal lease rate change of GATX’s Lease Price Index (“LPI”) was positive 5.2%, with an average renewal term of 39 months.
“Rail International produced strong operating results, with GATX Rail Europe’s fleet utilization increasing to 98.9% at the end of the quarter. The lease rate environment in Europe is improving and demand for new cars is steady. The Rolls-Royce and Partners Finance affiliates continue to perform well due to robust demand for aircraft spare engines. American Steamship Company’s sailing season began at the end of March, and eleven vessels are currently scheduled to operate in 2019. ”
Mr. Kenney concluded, “The current business environment and our financial performance thus far in 2019 is consistent with our original expectations. Therefore, our 2019 full-year earnings estimate is unchanged at $4.85 - $5.15 per diluted share, excluding the impact of Tax Benefits and Other Items.”
RAIL NORTH AMERICA
Rail North America reported segment profit of $68.4 million in the first quarter of 2019, compared to $108.9 million in the first quarter of 2018. The decline in segment profit is mainly attributable to lower remarketing income recognized in the current quarter. Remarketing income was $9.8 million in the first quarter of 2019 compared to $50.0 million in the first quarter of 2018. The 2019 full year remarketing expectations remain unchanged from prior guidance.
At March 31, 2019, Rail North America’s wholly owned fleet was comprised of approximately 121,000 railcars, including approximately 16,000 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 99.4% at the end of the first quarter, compared to 99.4% at the end of the prior quarter and 98.2% at the end of the first quarter of 2018. During the first quarter of 2019, the renewal lease rate change of the GATX Lease Price Index (“LPI”) was positive 5.2%. This compares to negative 0.9% in the prior quarter and negative 11.6% in the first quarter of 2018. The average lease renewal term for cars included in the LPI during the first quarter was 39 months, compared to 43 months in the prior quarter and 34 months in the first quarter of 2018. The first quarter renewal success rate was 83.6%. Rail North America’s investment volume during the first quarter was $99.0 million.
Additional fleet statistics, including information about the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.
RAIL INTERNATIONAL
Rail International’s segment profit was $14.8 million in the first quarter of 2019, compared to $19.0 million in the first quarter of 2018. The decline in segment profit was primarily driven by foreign exchange variance.
At March 31, 2019, GATX Rail Europe’s (GRE) fleet consisted of approximately 23,500 cars and utilization was 98.9%, compared to 98.8% at the end of the prior quarter and 96.7% at the end of the first quarter of 2018. Additional fleet statistics for GRE are provided on the last page of this press release.
PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $12.3 million in the first quarter of 2019, compared to $13.9 million in the first quarter of 2018. The decline in segment profit is primarily driven by lower marine operating results partially offset by higher affiliate income at the Rolls-Royce and Partners Finance affiliates (RRPF).
AMERICAN STEAMSHIP COMPANY
American Steamship Company (ASC) reported a segment profit of $2.5 million in the first quarter of 2019, compared to $0.8 million in the first quarter of 2018. ASC’s operations are limited during the first quarter as the vessels are in winter lay-up from mid-January through late-March.
COMPANY DESCRIPTION
GATX Corporation (NYSE:GATX) strives to be recognized as the finest railcar leasing company in the world by our customers, our shareholders, our employees and the communities where we operate. As the leading global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 120 years. GATX has been headquartered in Chicago, Illinois, since its founding in 1898. For more information, please visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2019 first-quarter results. Call details are as follows:
Wednesday, April 24th
11:00 A.M. Eastern Time
Domestic Dial-In: 1-800-667-5617
International Dial-In: 1-334-323-0509
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 3700627

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2018 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•
exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our railcars
•
inability to maintain our assets on lease at satisfactory rates due to oversupply of railcars in the market or other changes in supply and demand
•
a significant decline in customer demand for our railcars or other assets or services, including as a result of:
◦
weak macroeconomic conditions
◦
weak market conditions in our customers' businesses
◦
declines in harvest or production volumes
◦
adverse changes in the price of, or demand for, commodities
◦
changes in railroad operations or efficiency
◦
changes in supply chains
◦
availability of pipelines, trucks, and other alternative modes of transportation
◦
other operational or commercial needs or decisions of our customers
•
higher costs associated with increased railcar assignments following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•
events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•
financial and operational risks associated with long-term railcar purchase commitments, including increased costs due to tariffs or trade disputes
•
reduced opportunities to generate asset remarketing income

•
operational and financial risks related to our affiliate investments, including the Rolls-Royce & Partners Finance joint ventures
•
fluctuations in foreign exchange rates
•
failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•
asset impairment charges we may be required to recognize
•
deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•
uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021
•
competitive factors in our primary markets, including competitors with a significantly lower cost of capital than GATX
•
risks related to our international operations and expansion into new geographic markets, including the imposition of new or additional tariffs, quotas, or trade barriers
•
changes in, or failure to comply with, laws, rules, and regulations
•
inability to obtain cost-effective insurance
•
environmental remediation costs
•
inadequate allowances to cover credit losses in our portfolio
•
inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Jennifer McManus
Senior Director, Investor Relations
GATX Corporation
312-621-6409
jennifer.mcmanus@gatx.com

Investor, corporate, financial, historical financial, and news release information may be found at www.gatx.com.

(4/24/2019)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended March 31
	2019	2018
Revenues
Lease revenue	$274.4	$273.2
Marine operating revenue	13.1	14.2
Other revenue	29.5	17.9
Total Revenues	317.0	305.3
Expenses
Maintenance expense	81.2	81.2
Marine operating expense	12.1	12.5
Depreciation expense	79.9	77.4
Operating lease expense	13.7	13.0
Other operating expense	8.0	8.6
Selling, general and administrative expense	46.1	44.9
Total Expenses	241.0	237.6
Other Income (Expense)
Net gain on asset dispositions	8.9	56.1
Interest expense, net	(46.5)	(39.9)
Other expense	(3.2)	(1.3)
Income before Income Taxes and Share of Affiliates’ Earnings	35.2	82.6
Income taxes	(8.4)	(20.6)
Share of affiliates’ earnings, net of taxes	14.7	14.3
Net Income	$41.5	$76.3

Share Data
Basic earnings per share	$1.14	$2.02
Average number of common shares	36.5	37.9
Diluted earnings per share	$1.12	$1.98
Average number of common shares and common share equivalents	37.1	38.5
Dividends declared per common share	$0.46	$0.44

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	March 31	December 31
	2019	2018
Assets
Cash and Cash Equivalents	$248.4	$100.2
Restricted Cash	6.2	6.5
Receivables
Rent and other receivables	79.9	87.0
Finance leases (as lessor)	118.9	126.4
Less: allowance for losses	(6.1)	(6.4)
	192.7	207.0

Operating Assets and Facilities	9,587.9	9,545.9
Less: allowance for depreciation	(3,062.0)	(3,013.2)
	6,525.9	6,532.7
Lease Assets (as lessee)
Right of use assets, net of accumulated depreciation	449.5	—
Finance leases, net of accumulated depreciation	16.7	16.8
	466.2	16.8

Investments in Affiliated Companies	480.0	464.5
Goodwill	81.6	82.9
Other Assets	239.2	206.1
Total Assets	$8,240.2	$7,616.7

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$155.8	$177.5
Debt
Commercial paper and borrowings under bank credit facilities	15.9	110.8
Recourse	4,768.1	4,429.7
	4,784.0	4,540.5
Lease Obligations (as lessee)
Operating leases	456.3	—
Finance leases	11.0	11.3
	467.3	11.3

Deferred Income Taxes	891.7	877.8
Other Liabilities	132.2	221.5
Total Liabilities	6,431.0	5,828.6
Total Shareholders’ Equity	1,809.2	1,788.1
Total Liabilities and Shareholders’ Equity	$8,240.2	$7,616.7

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2019
(In millions)

	Rail N.A.	Rail Int’l	Portfolio Management	ASC	Other	GATX Consolidated
Revenues
Lease revenue	$220.9	$52.2	$0.3	$1.0	$—	$274.4
Marine operating revenue	—	—	2.4	10.7	—	13.1
Other revenue	27.4	2.0	0.1	—	—	29.5
Total Revenues	248.3	54.2	2.8	11.7	—	317.0
Expenses
Maintenance expense	68.8	12.1	—	0.3	—	81.2
Marine operating expense	—	—	4.6	7.5	—	12.1
Depreciation expense	64.3	14.0	1.6	—	—	79.9
Operating lease expense	13.7	—	—	—	—	13.7
Other operating expense	6.4	1.5	0.1	—	—	8.0
Total Expenses	153.2	27.6	6.3	7.8	—	194.9
Other Income (Expense)
Net gain on asset dispositions	8.2	0.4	0.3	—	—	8.9
Interest (expense) income, net	(34.2)	(9.9)	(2.7)	(1.4)	1.7	(46.5)
Other expense	(0.7)	(2.3)	—	—	(0.2)	(3.2)
Share of affiliates’ pre-tax income	—	—	18.2	—	—	18.2
Segment profit	$68.4	$14.8	$12.3	$2.5	$1.5	$99.5
Less:
Selling, general and administrative expense						46.1
Income taxes (includes $3.5 related to affiliates’ earnings)						11.9
Net income						$41.5
Selected Data:
Investment volume	$99.0	$33.1	$—	$14.5	$0.7	$147.3
Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$9.7	$—	—	$—	$—	$9.7
Residual sharing income	0.1	—	0.3	—	—	0.4
Non-remarketing net (loss) gains (1)	(1.6)	0.4	—	—	—	(1.2)
	$8.2	$0.4	0.3	$—	$—	$8.9

(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2018
(In millions)

	Rail N.A.	Rail Int’l	Portfolio Management	ASC	Other	GATX Consolidated
Revenues
Lease revenue	$219.5	$52.4	$0.3	$1.0	$—	$273.2
Marine operating revenue	—	—	4.4	9.8	—	14.2
Other revenue	15.8	2.0	0.1	—	—	17.9
Total Revenues	235.3	54.4	4.8	10.8	—	305.3
Expenses
Maintenance expense	68.1	12.5	—	0.6	—	81.2
Marine operating expense	—	—	4.3	8.2	—	12.5
Depreciation expense	61.5	14.1	1.8	—	—	77.4
Operating lease expense	13.0	—	—	—	—	13.0
Other operating expense	6.9	1.5	0.2	—	—	8.6
Total Expenses	149.5	28.1	6.3	8.8	—	192.7
Other Income (Expense)
Net gain on asset dispositions	54.1	1.6	0.3	0.1	—	56.1
Interest (expense) income, net	(30.2)	(8.7)	(2.3)	(1.3)	2.6	(39.9)
Other expense	(0.9)	(0.2)	—	—	(0.2)	(1.3)
Share of affiliates’ pre-tax income	0.1	—	17.4	—	—	17.5
Segment profit	$108.9	$19.0	$13.9	$0.8	$2.4	$145.0
Less:
Selling, general and administrative expense						44.9
Income taxes (includes $3.2 related to affiliates’ earnings)						23.8
Net income						$76.3
Selected Data:
Investment volume	$136.5	$29.5	$—	$11.7	$0.7	$178.4
Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$49.9	$—	$—	$0.1	$—	$50.0
Residual sharing income	0.1	—	0.3	—	—	0.4
Non-remarketing net gains (1)	4.1	1.6	—	—	—	5.7
	$54.1	$1.6	$0.3	$0.1	$—	$56.1

(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Assets by Segment, as adjusted (non-GAAP)*
Rail North America	$5,646.7	$5,651.0	$5,418.2	$5,409.0	$5,362.2
Rail International	1,315.6	1,309.7	1,294.5	1,266.6	1,329.0
Portfolio Management	612.8	601.2	614.6	605.8	593.1
ASC	311.1	297.7	303.4	313.6	298.2
Other	99.4	80.6	60.7	61.1	59.8
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,985.6	$7,940.2	$7,691.4	$7,656.1	$7,642.3
Debt and Lease Obligations, Net of Unrestricted Cash*
Unrestricted cash	$(248.4)	$(100.2)	$(254.5)	$(237.4)	$(233.1)
Commercial paper and bank credit facilities	15.9	110.8	—	4.3	4.4
Recourse debt	4,768.1	4,429.7	4,397.3	4,397.9	4,359.5
Operating lease obligations	456.3	—	—	—	—
Finance lease obligations	11.0	11.3	11.6	11.9	12.2
Total debt and lease obligations, net of unrestricted cash (GAAP)	5,002.9	4,451.6	4,154.4	4,176.7	4,143.0
Off-balance sheet recourse debt (1)	—	430.2	432.6	401.7	411.7
Total debt and lease obligations, net of unrestricted cash, as adjusted (non-GAAP) (2)	$5,002.9	$4,881.8	$4,587.0	$4,578.4	$4,554.7
Shareholders’ Equity	$1,809.2	$1,788.1	$1,838.0	$1,817.6	$1,839.7
Recourse Leverage (3)	2.8	2.7	2.5	2.5	2.5
 _________

(1)	Under the new lease accounting standard, off-balance sheet recourse debt is no longer applicable beginning in 2019.

(2)	Includes on- and off-balance sheet debt, commercial paper and bank credit facilities, and operating and finance lease obligations, net of unrestricted cash.

(3)	Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets, excluding cash (GAAP) to Total Assets, excluding cash, as adjusted (non-GAAP)*
Total Assets	$8,240.2	$7,616.7	$7,517.4	$7,495.5	$7,468.0
Less: cash	(254.6)	(106.7)	(258.6)	(241.1)	(237.4)
Total Assets, excluding cash (GAAP)	7,985.6	7,510.0	7,258.8	7,254.4	7,230.6
Add off-balance sheet assets:
Rail North America	—	430.2	432.6	401.7	411.7
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,985.6	$7,940.2	$7,691.4	$7,656.1	$7,642.3

(*) A portion of our North American railcar fleet is financed through sale-leasebacks that are accounted for as operating leases. Prior to 2019, these railcar assets were not recorded on the balance sheet. Under the new lease accounting standard adopted on January 1, 2019, GATX records these railcar operating leases on the balance sheet as right-of-use assets with corresponding amounts for operating lease liabilities. Prior to 2019, we reported total on- and off-balance sheet assets and included these leased-in assets in our calculation of total assets (as adjusted) because we believed it provided investors a more comprehensive representation of the magnitude of the assets we operated and that drove our financial performance. In addition, this calculation of total assets (as adjusted) provided consistency with other non-financial information we disclosed about our fleet, including the number of railcars in the fleet, average number of cars on lease, and utilization. We also provide information regarding our leverage ratios, which are expressed as a ratio of debt (including off-balance sheet debt) to equity. The off-balance sheet debt amount in this calculation was the equivalent of the off-balance sheet asset amount. We believe reporting this corresponding off-balance sheet debt amount provided investors and other users of our financial statements with a more comprehensive representation of our debt obligations, leverage, and capital structure.

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	5.2%	(0.9)%	(11.5)%	(16.1)%	(11.6)%
Average renewal term (months)	39	43	33	41	34
Fleet Rollforward (2)
Beginning balance	105,472	103,420	102,890	102,597	103,730
Cars added	617	3,120	1,381	1,231	1,226
Cars scrapped	(662)	(387)	(431)	(720)	(673)
Cars sold	(597)	(681)	(420)	(218)	(1,686)
Ending balance	104,830	105,472	103,420	102,890	102,597
Utilization	99.4%	99.4%	99.2%	98.9%	98.2%
Average active railcars	104,613	103,387	102,056	101,330	101,208
Boxcar Fleet
Ending balance	16,006	16,220	15,859	16,007	16,227
Utilization	95.2%	94.2%	94.7%	92.8%	93.5%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	23,412	23,234	23,124	23,004	23,166
Cars added	185	281	258	245	63
Cars scrapped/sold	(66)	(103)	(148)	(125)	(225)
Ending balance	23,531	23,412	23,234	23,124	23,004
Utilization	98.9%	98.8%	98.4%	97.8%	96.7%
Average active railcars	23,105	22,949	22,759	22,407	22,327
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	78.8%	79.5%	78.4%	77.8%	77.5%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	(3.1)%	1.8%	2.0%	1.3%	(0.3)%
Year-over-year Change in U.S. Carloadings (chemical) (4)	(1.0)%	3.8%	4.5%	3.8%	3.1%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	22.0%	18.2%	14.7%	6.8%	3.3%
Production Backlog at Railcar Manufacturers (5)	n/a (6)	80,223	73,812	65,161	55,216
American Steamship Company Statistics
Total Net Tons Carried (millions)	1.2	8.5	8.7	8.1	0.9
 _________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. The index is calculated using the weighted average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).
(6) Not available, not published as of the date of this release.